Exhibit 10.13

FIRST SUPPLEMENTAL LETTER TO LOAN AGREEMENT no 190/12-5-2008

To:	CHRISTOS MARITIME CORPORATION (of Monrovia, Liberia)
COSTIS MARITIME CORPORATION (of Monrovia, Liberia)
Mr. Vasileios Konstantakopoulos

Date: 28 January 2009

Re : Loan Agreement no 190 dated 12 May 2008 (the “Loan Agreement”)made between (i) CHRISTOS MARITIME CORPORATION and COSTIS MARITIME CORPORATION as joint and several borrowers (the “Borrowers”),
(ii) Mr. Vasileios Konstantakopoulos son of Konstantinos, resident of 60 Zephyrou str., Pal.Faliro, as personal guarantor (the “Personal Guarantor”)and
(iii) Emporiki Bank of Greece S.A. as lender (the “Lender”) in respect of a term loan of up to US$150,000,000 (the “Loan”).

We refer to the Loan Agreement and the Personal Guarantee. Words and expressions defined in the Loan Agreement shall have the same meaning when used in this letter.

The Borrowers and the Personal Guarantor hereby acknowledge that as at the date hereof, the outstanding principal balance of the Loan is $145,500,000.-

Pursuant to discussions between us, we have agreed -subject to the terms of this Letter- to increase the Margin under the Loan Agreement with effect from 1st January 2009 and for the period of one year only, i.e. until 31st December 2009.

We hereby confirm our approval to these arrangements, subject to the Borrowers and the Personal Guarantor signing the acknowledgement to this letter confirming their agreement to the terms and conditions of the same.

          1. Agreement the Lender and the Borrowers hereby confirm and agree that in respect of the period 1st January 2009 to 30 December 2009 only, the Margin shall be adjusted to zero point eight zero per cent (0,80%) per annum.

          2. Notices. Clause 15 (notices) of the Loan Agreement shall extend and apply to this letter as if the same were (mutatis mutandis) herein expressly set forth.

          3. Governing law. This letter shall be governed by and construed in accordance with Greek law and Clause 16 (law and jurisdiction) of the Loan Agreement shall extend and apply to this letter as if the same were (mutatis mutandis) herein expressly set forth.

All other provisions of the Loan Agreement Security Documents which have not been amended and/or supplemented by this letter shall remain in full and force and effect.

Please confirm your acceptance to the foregoing terms and conditions by signing the acceptance at the foot of this letter.

Yours faithfully

For and on behalf of
EMPORIKI BANK OF GREECE S.A.
Name :

/s/ X. Mapyέλou

X. Mapyέλou

We hereby acknowledge receipt of the above letter and confirm out agreement to the terms of same.

For and on behalf of
COSTIS MARITIME CORPORATION
Name: K.V. Konstantakopoulos	/s/ K.V. Konstantakopoulos

Title: Attorney in fact

For and on behalf of
CHRISTOS MARITIME CORPORATION
Name: K.V. Konstantakopoulos	/s/ K.V. Konstantakopoulos

Title: Attorney in fact

I hereby confirm and acknowledge that I have read and understood the terms and conditions of the above letter and agree in all respects to the same and confirm that the Guarantee shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Loan agreement (as amended and supplemented by this letter).

Mr. Vasileios Konstantakopoulos

/s/ Vasileios Konstantakopoulos

Date: 28 January 2009